Exhibit 99.3

Q&A – reactive only

Why are you merging with Shutterstock?

By combining the complementary strengths of both companies, we will be better positioned to address evolving customer needs and provide tremendous value across industries. The combined company will have greater capacity to invest in innovative content creation, expanded event coverage and cutting-edge customer-facing technologies and capabilities such as search and emerging formats like 3D and generative AI.

Why now? Were there financial pressures driving this decision?

The timing reflects market opportunities and the potential for long-term growth. This is a proactive step to position ourselves as a leader in the industry and meet the growing demand for our offerings. At the same time, we have discussed many times that our debt levels remain too high, and this transaction is expected to immediately help address that and strengthen our financial profile.

Isn’t this merger just an attempt to stabilize a business that’s been struggling since going public via a SPAC?

Not at all. Going public was an important step for our company. Merging with Shutterstock will allow us to take the next step towards achieving our long-term growth potential, while further strengthening our balance sheet, expanding our publicly traded float, and allowing the company to better manage market risks and capitalize on opportunities.

Isn’t this merger just a way to prop up the weaker Getty Images’ struggling stock?

We are entering this transaction because we believe it is in the best long-term interests of all Getty Images stakeholders as it allows the company to further reduce our debt below target range and to better manage to market risks and opportunities. The transaction also expands the float in our stock which should allow for more balanced trading.

Why would you acquire a company with declining revenue?

Shutterstock has built a significant business serving a broad base of customers across an array of brands, and as one company we will meaningfully expand our presence with smaller and mid-market customers. We believe there are opportunities to improve Shutterstock performance as we have done with our own brands and there is significant synergy potential between the companies.

Why would you acquire a company with less of an emphasis on premium content? Won’t this just dilute the quality of your library?

Shutterstock has built a significant business that is highly complementary to our own by serving a broad base of customers across an array of brands with a more meaningful presence in certain geographic markets, across small and medium businesses and in certain content categories like 3D and music. We expect to keep the Shutterstock brands positioned as they are today, and Shutterstock has proven there is demand for these offerings at this positioning. We also expect to maintain the target positioning of our brands.

Is this because of the impact of AI on your businesses?

Merging with Shutterstock strengthens our financial profile, providing greater resources to weather market risks and to invest in opportunities, inclusive of AI. We also continue to see upside in offering AI services alongside our pre-shot and custom offerings.

How can you integrate when Shutterstock has such differing views on AI and data licensing?

Unlike Shutterstock, our business is largely based on exclusive content and partners. As a result, we have not pursued licenses to the same degree; however, we have licensed nonexclusive content, and we believe the combination will be even more compelling to entities looking to train models with permissioned content.

It is important to recognize, however, that we already have much in common in this area. And while we have been more active in our views on responsible AI; we do not think we hold different positions. While we have taken different approaches to licensing AI content and the acceptance of AI content on our platforms, we will have a dedicated workstream focus on optimizing those approaches as part of the integration planning.

Is this merger just about cutting costs and layoffs?

We see significant synergies between the businesses and, while this will result in cost cuts, we still have a long period to undergo thoughtful integration planning before we close. With that said, we see this combination just as much about the opportunity to capitalize on exciting growth opportunities ahead and to further strengthen our financial profile.

Does this signal that one or both companies were failing?

Not at all, this is about the benefits of bringing two companies together.

Will this merger hurt competition in the industry?

Absolutely not. The combined company will still be a small part of the highly fragmented and competitive market for imagery. There are many other companies across the pre-shot creative and editorial landscape, including free, but there are also platforms to crowdsource imagery, hire freelance production, engage agencies, source via social media, access via software platforms, go direct to photographers and now a broad range of generative AI. We do not see this impacting customer choice in any shape or form.

Do you anticipate any regulatory hurdles?

The transaction is subject to customary regulatory review, but it’s important to recognize the combined company will still be a small part of the highly fragmented and competitive market for imagery. There are many other companies across the pre-shot creative and editorial landscape, including free, but there are also platforms to crowdsource imagery, hire freelance production, engage agencies, source via social media, access via software platforms, go direct to photographers and now a broad range of generative AI. We do not see this impacting customer choice and, to the contrary, we believe it will benefit all of our stakeholders, including by providing expanded reach for contributors.

Is this merger a sign that your business model isn’t working?

We have established a high-quality recurring revenue model that is increasingly focused on subscriptions. We believe our model provides a time and cost-efficient basis for customers to access imagery absent legal risk. This is proven by our customer acquisition and retention. We have no plans to change our business model in connection with this transaction.

How many jobs will be lost as a result of this merger?

As we continue to operate as stand-alone companies until we receive the required approvals, we cannot speak to specifics, but we do see opportunities to operate more efficiently. This creates a more durable company and the additional resources to apply to new opportunities where we see them.

What happens if this merger fails?

We will continue to stay focused on our Formula for Sustained Success and our Principles which have served us well.

What’s your plan to compete with other major players in the industry?

We do not expect major shifts in how the respective brands are positioned or compete in the market, although we do believe the merger will benefit all of our stakeholders, including customers, through enhanced innovation and improved offerings.

What’s your plan to address your debt levels if this transaction does not get approved?

We have made great strides in reducing our leverage, including by becoming a publicly traded company a few years ago. We also have very supportive large shareholders in Getty Images and Koch Equity Development. We are entering a process to refinance our existing stand-alone debt. We continue to paydown debt with our free cash flow and we can evaluate a range of other options to accelerate debt paydown, including a potential equity offering.

Additional Information about the Acquisition and Where to Find It

In connection with the proposed transaction, Getty Images intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include an information statement of Getty Images and a proxy statement of Shutterstock and that also will constitute a prospectus with respect to shares of Getty Images’ common stock to be issued in the transaction (the “joint proxy and information statement/prospectus”). Each of Getty Images and Shutterstock may also file with or furnish to the SEC other relevant documents regarding the proposed transaction. This press release is not a substitute for the joint proxy and information statement/prospectus or any other document that Getty Images or Shutterstock may file with or furnish to the SEC. The joint proxy and information statement/prospectus (if and when available) will be mailed to stockholders of Getty Images and Shutterstock. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY AND INFORMATION STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND ALL OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH OR FURNISHED TO THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the joint proxy and information statement/prospectus (if and when available) and other documents containing important information about Getty Images, Shutterstock and the proposed transaction, once such documents are filed with or furnished to the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with or furnished to the SEC by Getty Images will be available free of charge on Getty Images’ website at investors.gettyimages.com or by contacting Getty Images’ Investor Relations department by email at investorrelations@gettyimages.com. Copies of the documents filed with or furnished to the SEC by Shutterstock will be available free of charge on Shutterstock’s website at investor. shutterstock.com or by contacting Shutterstock’s Investor Relations department by email at IR@Shutterstock.com.

Participants in the Solicitation

This communication is not a solicitation of proxies in connection with the proposed transaction. Getty Images, Shutterstock and certain of their respective directors and executive officers and other members of their respective management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Getty Images, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Getty Images’ proxy statement for its 2024 annual meeting of stockholders, which was filed with or furnished to the SEC on April 24, 2024. Information about the directors and executive officers of Shutterstock, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Shutterstock’s proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 26, 2024. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy and information statement/prospectus and other relevant materials to be filed with or furnished to the SEC regarding the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

The statements in this communication, and any related oral statements, include forward-looking statements concerning Getty Images, Shutterstock, the proposed transaction described herein and other matters. All statements, other than historical facts, are forward-looking statements. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, financings or otherwise, based on current beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements speak only as of the date they are made or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur or the timing thereof. Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “could,” “might,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” “designed,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology, but not all forward-looking statements include such identifying words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary. The forward-looking statements in this communication relate to, among other things, obtaining applicable regulatory and stockholder approvals on a timely basis or otherwise, satisfying other closing conditions to the proposed transaction, on a timely basis or otherwise, the expected tax treatment of the transaction, the expected timing of the transaction, and the integration of the businesses and the expected benefits, cost savings, accretion, synergies and growth to result therefrom. Important factors that could cause actual results to differ materially from such forward-looking statements include, among other things: failure to obtain applicable regulatory or stockholder approvals in a timely manner or otherwise; interloper risk; failure to satisfy other closing conditions to the transaction or to complete the transaction on anticipated terms and timing (or at all); negative effects of the announcement of the transaction on the ability of Shutterstock or Getty Images to retain and hire key personnel and maintain relationships with customers, suppliers and others who Shutterstock or Getty Images does business, or on Shutterstock or Getty Images’ operating results and business generally; risks that the businesses will not be integrated successfully or that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth, as expected (or at all), or that such benefits may take longer to realize or may be more costly to achieve than expected; the risk that disruptions from the transaction will harm business plans and operations; risks relating to unanticipated costs of integration; significant transaction and/or integration costs, or difficulties in connection with the transaction and/or unknown or inestimable liabilities; restrictions during the pendency of the transaction that may impact the ability to pursue certain business opportunities or strategic transactions; potential litigation associated with the transaction; the potential impact of the announcement or consummation of the transaction on Getty Images’, Shutterstock’s or the combined company’s relationships with suppliers, customers, employers and regulators; demand for the combined company’s products; potential changes in the Getty Images stock price that could negatively impact the value of the consideration offered to the Shutterstock stockholders; the occurrence of any event that could give rise to the termination of the proposed transaction; and Getty Images’ ability to complete any refinancing of its debt or new debt financing on a timely basis, on favorable terms or at all. A more fulsome discussion of the risks related to the proposed transaction will be included in the joint proxy and information statement/prospectus. For a discussion of factors that could cause actual results to differ materially from those contemplated by forward-looking statements, see the section captioned “Risk Factors” in each of Getty Images’ and Shutterstock’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward looking statements. While the list of factors presented here is, and the list of factors presented in the joint proxy and information statement/prospectus will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Neither Getty Images nor Shutterstock assumes, and each hereby disclaims, any obligation to update forward-looking statements, except as may be required by law.